Exhibit 4.13
November 19, 2004
ODYSSEY RE HOLDINGS CORP.
300 First Stamford Place
Stamford, Connecticut, 06902

Re:	Registration Rights Agreement
Ladies and Gentlemen:
     Pursuant to the Master Note Purchase Agreement (the “Note Purchase Agreement”), dated as of November 19, 2004 among Fairfax Financial (US) LLC (“Financial”), Fairfax Financial Holdings Limited, as guarantor, NMS Services (Cayman) Inc. (“NMS”) and Banc of America Securities LLC (“BAS”), as agent, relating to the issuance and sale of Financial’s promissory notes set forth therein (the “Notes”), NMS has agreed to purchase from Financial, from time to time, certain Notes on the terms set forth in the Note Purchase Agreement. The Notes will be exchangeable into shares of common stock, par value $0.01 per share (the “Common Stock”), of Odyssey Re Holdings Corp., a Delaware corporation (the “Company”). The Notes will be exchangeable on the terms, and subject to the conditions, set forth in the Note Purchase Agreement. To induce NMS to purchase the Notes, and for $10 and other good and valuable consideration the sufficiency of which is hereby acknowledged by the parties hereto, the Company has agreed to provide the registration rights set forth in this Agreement.
     The Company hereby agrees with NMS, individually and as representative of the Holders (as defined below), and BAS as follows:
     SECTION 1. Definitions.
     Capitalized terms used in this Agreement and not otherwise defined shall have the meanings set forth in the Note Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:
     “Affiliate Holder” means NMS, any Holder that is an affiliate of NMS or any Holder that is any entity sponsored or organized by, or on behalf of or for the benefit of, NMS or an affiliate of NMS, as specified by such Holder in a Notice of Sale.

     “Amendment Effectiveness Deadline Date” has the meaning set forth in Section 4(b)(i)(A).
     “BAS” has the meaning set forth in the introductory paragraph hereto.
     “BAS Indemnified Party” means each of BAS, NMS and any other affiliate of NMS designated by NMS to purchase, sell, receive or deliver any shares of Common Stock to or from Financial under the terms of the Notes or the Note Purchase Agreement.
     “Business Day” means a day that, in the City of New York, is not a day on which banking institutions are authorized by law or regulation to close.
     “Commission” means the Securities and Exchange Commission.
     “Common Stock” has the meaning set forth in the introductory paragraph hereto.
     “Company” has the meaning set forth in the introductory paragraph hereto.
     “Effectiveness Period” has the meaning specified in 2(b).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Exchange Date” has the meaning set forth in the Note Purchase Agreement.
     “Exchange Shares” means the shares of Common Stock of the Company delivered to NMS or any affiliate thereof upon exchange of the Notes pursuant to the terms of the Notes and the Note Purchase Agreement.
     “Holder” means any of NMS or any transferee of any Exchange Shares from NMS or any other Holder.
     “Material Adverse Change” means any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity.
     “NASD” means the National Association of Securities Dealers, Inc.
     “NMS” has the meaning set forth in the introductory paragraph hereto.
     “Non-Affiliate Holder” means any Holder that is not an Affiliate Holder.

     “Note Purchase Agreement” has the meaning set forth in the introductory paragraph hereto.
     “Notes” has the meaning set forth in the introductory paragraph hereto.
     “Notice of Sale” has the meaning specified in Section 4(b)(i).
     “Prospectus” means the prospectus relating to the Exchange Shares included in the Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus.
     “Registration Statement” means a registration statement on Form S-3 filed with the Commission pursuant to Rule 415 under the Securities Act, which such registration statement shall provide for the public resales of all Exchange Shares held by Holders as provided for herein.
     “Relevant Exchange” means the principal United States national securities exchange or automated quotation system on which the Common Stock is listed or quoted.
     “Sale Date” has the meaning specified in Section 3(c).
     “Sale Value” has the meaning specified in Section 4(b)(ii)(C).
     “SEC Filings” means each Registration Statement, each Prospectus and each document of the Company referred to in Section 4(a)(ix)(A) and (B).
     “Securities Act” means the Securities Act of 1933, as amended.
     “Suspension Period” has the meaning specified in Section 4(a)(iii).
     “Threshold Amount” has the meaning specified in Section 4(b)(ii)(C).
     SECTION 2. Shelf Registration.
     (a) Registration Statement. The Company shall, as promptly as reasonably practicable following the date hereof, file with the Commission under the Securities Act the Registration Statement, or file an amendment to an existing registration statement to provide for public resales of all Exchange Shares held by Holders as provided for herein (in which case such amended registration statement shall be the “Registration Statement” hereunder), in either case in a form that has been reviewed and approved by NMS and BAS and use its reasonable best efforts to comply with the registration agreements and procedures set forth in Section 4 hereof. The Company shall use its reasonable best efforts to

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cause the Registration Statement thereof to be declared effective by the Commission as promptly as practicable.
     (b) Continuous Effectiveness. Subject to any notice delivered by the Company, pursuant to Section 4(a)(iii), of the existence of any fact or event of the kind described in Section 4(a)(ii)(D), the Company shall use its reasonable best efforts to keep the Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 4 hereof to the extent necessary to ensure that (1) it is available for public resales by the Holders of Exchange Shares and (2) it conforms with the requirements of this Agreement and the Securities Act and the rules and regulations of the Commission promulgated thereunder as announced from time to time, for a period (the “Effectiveness Period”) beginning on the date of effectiveness of the Registration Statement and ending on the earliest to occur of:
     (i) two years following the date the Exchange Shares are delivered upon exchange of the Notes;
     (ii) the date when all Holders are able to sell all Exchange Shares immediately pursuant to Rule 144(k) under the Securities Act (or any other similar provision then in force); or
     (iii) the date when all Holders have disposed of the Exchange Shares under the Registration Statement.
     SECTION 3. Representations, Warranties and Agreements.
     (a) Basic Representations. The Company represents and warrants to and agrees with NMS, BAS and each Holder as follows:
     (i) The Company is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation.
     (ii) The Company has all corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.
     (iii) This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification or contribution hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

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     (b) Equity Representations. The Company makes the representations and warranties set forth in Annex A hereto to NMS, BAS and each Holder.
     (c) Bring-Down of Representations; Registration Representations. The Company shall make the representations and warranties set forth in Section 3(a) and Section 3(b) as of the date of this Agreement and as of the Exchange Date. In addition, the Company shall make the representations and warranties set forth in Section 3(a) and Section 3(b) and the additional representations and warranties set forth in Annex B hereto as of the date of the effectiveness of any Registration Statement (if such Registration Statement is declared effective after the date hereof), and as of each day (each such day, a “Sale Date) from and including the date specified in a Notice of Sale as the intended date for sales to commence until and including the date on which the Exchange Shares to be sold pursuant to such Notice of Sale have been sold by such Holder (which in no event shall be later than sixty days from the first Sale Date specified in such Notice of Sale).
     SECTION 4. Registration Agreements and Procedures. (a) The Company covenants and agrees with NMS, BAS and each Holder as follows:
     (i) During the Effectiveness Period, prior to amending or supplementing the Registration Statement or the related Prospectus, the Company shall furnish to NMS and BAS for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement without the consent of NMS and BAS, which consent shall not be unreasonably withheld. For the purpose of this Section 4(a)(i), if, after two Business Days following the receipt by NMS and BAS of each such proposed amendment or supplement, neither NMS nor BAS shall have responded to the Company in writing (which, for the avoidance of doubt, may include electronic mail or other electronic transmission), then NMS and BAS shall be deemed to have consented to such proposed amendment or supplement.
     (ii) During the Effectiveness Period for any Registration Statement, the Company shall promptly advise NMS and BAS in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission regarding such Registration Statement, (B) of the time and date of any filing of any post-effective amendment to such Registration Statement or any amendment or supplement to any related preliminary prospectus or the related Prospectus, (C) of the time and date that any post-effective amendment to such Registration Statement becomes effective, (D) of the occurrence of any event or the existence of any condition as a result of which it is necessary to amend or supplement the related Prospectus so that such Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a

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purchaser of Common Stock, not misleading, and (E) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any related preliminary prospectus or the related Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from the Relevant Exchange, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company shall use its reasonable best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 434, as applicable, under the Securities Act and will use its reasonable best efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.
     (iii) If, during the Effectiveness Period for any Registration Statement, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the related Prospectus so that such Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser of Common Stock, not misleading, or if in the reasonable opinion of NMS or BAS or counsel for NMS or BAS it is otherwise necessary to amend or supplement such Prospectus to comply with law, the Company agrees to promptly prepare, (subject to Section 4(a)(i)) file with the Commission and furnish at its own expense to NMS and BAS, amendments or supplements to such Prospectus so that the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser of Common Stock, not misleading. Notwithstanding the foregoing, the Company may suspend the effectiveness of the Registration Statement by written notice to the Holders for a period not to exceed an aggregate of forty-five days in any 90-day period (each such period, a “Suspension Period”) if:
     (x) an event occurs and is continuing as a result of which the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein would, in the Company’s judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

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     (y) the Company determines in good faith that the disclosure of such event at such time would be seriously detrimental to the Company and its subsidiaries;
provided that, in the event that such disclosure relates to a previously undisclosed, proposed or pending material business transaction, the disclosure of which the Company determines in good faith would be reasonably likely to impede the Company’s ability to consummate such transaction, the Company may extend a Suspension Period from forty-five days to sixty days; provided that Suspension Periods shall not exceed an aggregate of 110 days in any 360-day period. The Company shall not be required to specify in any written notice to the Holders the nature of the event giving rise to any Suspension Period.
     (iv) The Company agrees to furnish to NMS and BAS, without charge, during the Effectiveness Period for any Registration Statement, as many copies of the related Prospectus and any amendments and supplements thereto as NMS and BAS may reasonably request.
     (v) The Company shall cooperate with NMS and BAS and counsel for NMS and BAS to qualify or register the Common Stock registered pursuant to any Registration Statement for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by NMS or BAS, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of such Common Stock. The Company shall not be required (A) to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this sub-paragraph (v) or (B) to provide any material undertaking or make any changes to its by-laws or certificate of incorporation that the board of directors of the Company reasonably determines to be contrary to the best interests of the Company. The Company will advise NMS and BAS promptly of the suspension of the qualification or registration of (or any such exemption relating to) such Common Stock for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.
     (vi) The Company shall continue to engage and maintain, at its expense, one or more registrars and transfer agents for the Common Stock.
     (vii) As soon as practicable following the effectiveness of any Registration Statement, the Company will make generally available to its

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security holders and to NMS and BAS an earnings statement (which need not be audited) that satisfies the provisions of Section 11(a) of the Securities Act.
     (viii) The Company shall file, on a timely basis, with the Commission and the Relevant Exchange all reports and documents required to be filed under the Exchange Act or the rules of the Relevant Exchange.
     (ix) During the period of three years hereafter the Company shall furnish to NMS and BAS, to the extent not available on EDGAR, (A) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (B) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission or any securities exchange or automated quotation system; and (C) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.
       (b) Registration Procedures.
     (i) Each Holder wishing to sell Exchange Shares pursuant to a Registration Statement and related Prospectus agrees to deliver a notice to the Company at least five Business Days prior to any intended distribution of Exchange Shares setting forth in reasonable detail the name of such Holder and whether such Holder is an Affiliate Holder or a Non-Affiliate Holder, the number of Exchange Shares proposed to be sold, the first Sale Date for such Exchange Shares, the plan of distribution of such Exchange Shares and such other information as the Company may reasonably request (the “Notice of Sale”). During the Effectiveness Period, the Company shall, as promptly as practicable after the date a Notice of Sale is delivered by any Holder, and in any event upon the later of (x) ten Business Days, in the case of an Affiliate Holder, or thirty Business Days, in the case of a Non-Affiliate Holder, after such date (but no earlier than ten Business Days, in the case of an Affiliate Holder, or thirty Business Days, in the case of a Non-Affiliate Holder, after effectiveness of the Registration Statement) or (y) ten Business Days, in the case of an Affiliate Holder, or thirty Business Days, in the case of a Non-Affiliate Holder, after the expiration of any Suspension Period when a Notice of Sale is delivered during, or within ten Business Days (in the case of an

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Affiliate Holder) or thirty Business Days (in the case of a Non-Affiliate Holder) of, such Suspension Period:
     (A) if required by applicable law, file with the SEC a post-effective amendment to the Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice of Sale is named as a selling securityholder in the Registration Statement and the related Prospectus in such a manner as to permit such Holder or BAS to deliver such Prospectus to purchasers of the Exchange Shares in accordance with applicable law and, if the Company shall file a post-effective amendment to the Registration Statement, use its reasonable best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date (the “Amendment Effectiveness Deadline Date”) that is sixty days after the date such post-effective amendment is required by this clause to be filed;
     (B) provide such Holder, NMS and BAS copies of any documents filed pursuant to clause (A) above; and
     (C) notify such Holder, NMS and BAS as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to clause (A) above;
provided that if such Notice of Sale is delivered during a Suspension Period, the Company shall so inform the Holder delivering such Notice of Sale and shall take the actions set forth in clauses (A), (B) and (C) above upon expiration of the Suspension Period in accordance with Section 4(a). Notwithstanding anything contained herein to the contrary, (x) the Company shall be under no obligation to name any Holder that has not delivered a Notice of Sale as a selling securityholder in any Registration Statement or related Prospectus and (y) the Amendment Effectiveness Deadline Date shall be extended by up to ten Business Days from the expiration of a Suspension Period if such Suspension Period shall be in effect on the Amendment Effectiveness Deadline Date.
     (ii) In connection with the resale of Exchange Shares by a Holder pursuant to the Registration Statement and any related Prospectus, the Company shall:
     (A) cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be

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filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rule 424 and Rule 430A under the Securities Act;
     (B) comply with the provisions of the Securities Act with respect to the disposition of all Exchange Shares covered by the Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the Holders set forth in the Registration Statement or supplement to the Prospectus;
     (C) in the case of a resale of Exchange Shares by an Affiliate Holder, upon written request, cause to be delivered (but no more often than once every sixty days and a maximum of twice during the Effectiveness Period, with the second delivery, if any, occurring only if the product of the number of Exchange Shares specified in the applicable Notice of Sale multiplied by the Closing Price on the date of such Notice of Sale (the “Sale Value”) exceeds $20,000,000 (the “Threshold Amount”)) to such Affiliate Holder and BAS by PriceWaterhouseCoopers LLP, independent public or certified public accountants for the Company, a letter dated as of the first Sale Date for such Exchange Shares and addressed to such Affiliate Holder and BAS, in form and substance satisfactory to such Affiliate Holder and BAS, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in any Registration Statement and the related Prospectus;
     (D) in the case of a resale of Exchange Shares by an Affiliate Holder, upon written request, cause to be delivered (but no more often than once every sixty days and a maximum of twice during the Effectiveness Period, with the second delivery, if any, occurring only if the applicable Sale Value exceeds the Threshold Amount) to such Affiliate Holder and BAS the favorable opinions and letters of counsel for the Company reasonably acceptable to such Affiliate Holder and BAS, dated as of the first Sale Date for such Exchange Shares and addressed to such Affiliate Holder and BAS, the forms of which are attached as Exhibit A.
     (E) in the case of a resale of Exchange Shares by an Affiliate Holder, upon written request, cause to be delivered (but no more often than once every sixty days and a maximum of twice during the Effectiveness Period, with the second delivery, if any,

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occurring only if the applicable Sale Value exceeds the Threshold Amount) to such Holder and BAS by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, a certificate of such person dated as of the first Sale Date for such Exchange Shares, to the effect that:
     (1) for the period from and after the date of the last amendment or supplement to each Registration Statement and prior to such date, there has not occurred any Material Adverse Change;
     (2) the representations and warranties of the Company set forth in this Agreement are true and correct as of such date; and
     (3) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied pursuant to this Agreement at or prior to such date.
     (F) upon written request, make available at reasonable times for inspection by one or more representatives of BAS on its own behalf or on behalf of a majority of the selling Holders, and any attorney or accountant retained by BAS (but no more than once every sixty days and a maximum of twice during the Effectiveness Period, with the second delivery, if any, occurring only where the resale amount is in excess of the Threshold Amount), all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act customary in scope for underwritten offerings of equity securities, and cause the Company’s officers, directors, managers and employees to supply all information reasonably requested by any such representative or representatives of the selling Holder or BAS, attorney or accountant in connection therewith (including without limitation the opportunity to speak with, and ask questions of, senior management, counsel and accountants to the Company); provided, however, that the Company shall have no obligation to deliver information to any representative pursuant to this Section 4(b)(ii)(F) unless such representative shall have executed and delivered a confidentiality agreement in a form reasonably acceptable to the Company relating to such information stipulating that such information shall be used solely for the purpose of exercising rights under this Agreement.

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     (G) if requested by any selling Holder (or BAS, if such selling Holder is an Affiliate Holder) promptly incorporate in the Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information regarding such Holder as such selling Holder or BAS may reasonably request to have included therein, including, without limitation, information relating to the plan of distribution of the Exchange Shares;
     (H) cooperate with the selling Holder (and BAS, if such Selling Holder is an Affiliate Holder) to facilitate the timely preparation and delivery of certificates representing Exchange Shares to be sold and not bearing any restrictive legends (unless required by applicable securities laws); and enable such Exchange Shares to be in such denominations and registered in such names as the selling Holder (or BAS, if such Selling Holder is an Affiliate Holder) may request at least two Business Days before any Sale Date for such Exchange Shares; and
     (I) use its reasonable best efforts to cause the Exchange Shares covered by the Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Exchange Shares.
     (c) Expenses. The Company agrees to pay all costs, fees and expenses incurred by the Company and by NMS, BAS or any other affiliate of NMS in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of Common Stock (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and delivery of the Exchange Shares, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of any Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each related preliminary prospectus and the related Prospectus, and all amendments and supplements thereto, (vi) all filing fees and other expenses incurred by the Company or NMS, BAS or any other affiliate of NMS in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) any Exchange Shares for offer and sale under the state securities or blue sky laws, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for NMS, BAS and their affiliates in connection with, the review and approval by the NASD of any underwriters’ participation in the

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offering and distribution of any Exchange Shares, (viii) the fees and expenses associated with listing or including any shares of Common Stock delivered upon exchange of the Notes on the Relevant Exchange, (ix) the fees and expenses of counsel for NMS, BAS and their affiliates incurred in connection with the transactions contemplated by this Agreement and (x) all other fees, costs and expenses referred to in Item 13 or Item 14, as the case may be, of Part II of any Registration Statement.
     (d) Suspension of Use of Prospectus. NMS agrees, and each other Holder agrees by acquisition of an Exchange Share, that upon receipt of any notice (a “Suspension Notice”) from the Company of the existence of any fact of the kind described in Section 4(a)(ii)(D) hereof, such Holder will forthwith discontinue disposition of Exchange Shares pursuant to the Registration Statement until:
     (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 4(a)(iii) hereof; or
     (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.
If so directed by the Company, each Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the Prospectus covering such Exchange Shares that was current at the time of receipt of such Suspension Notice.
     (e) Accuracy of Information of Holder. NMS agrees, and each other Holder agrees by acquisition of an Exchange Share, that no Holder shall be entitled to sell any Exchange Shares pursuant to the Registration Statement, or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice of Sale as required pursuant to Section 4(b)(i) hereof (including the information required to be included in such Notice of Sale) and the information set forth in the next sentence. Each Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading and any other information regarding such Holder and the distribution of such Exchange Shares as the Company may from time to time reasonably request in writing. Any sale of any Exchange Shares by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of

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distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.
     SECTION 5. Indemnification.
     (a) Indemnification of BAS Indemnified Parties. The Company agrees to indemnify and hold harmless each of the BAS Indemnified Parties, its directors, officers and employees, and each person, if any, who controls any BAS Indemnified Party within the meaning of the Securities Act, the Exchange Act or Canadian securities legislation, as applicable, against any loss, claim, damage, liability or expense, as incurred, to which such BAS Indemnified Party or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, under the securities legislation of the provinces of Canada or other provincial or federal statutory law or regulation of Canada or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each BAS Indemnified Party and each such controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by such BAS Indemnified Party) as such expenses are reasonably incurred by such BAS Indemnified Party or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Holders expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any BAS Indemnified Party from whom the person asserting any loss, claim, damage, liability or expense purchased Common Stock, or any person controlling such BAS Indemnified Party, if copies of the Prospectus were timely delivered to such BAS Indemnified Party pursuant to this Agreement and a copy of the Prospectus

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(as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such BAS Indemnified Party to such person at or prior to the written confirmation of the sale of the Common Stock to such person, and if such Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section shall be in addition to any liabilities that the Company may otherwise have.
     (b) Indemnification of the Company, its Directors and Officers. NMS and BAS agree to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of NMS and BAS), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Holders expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Holders will furnish to the Company expressly for use in any Registration Statement, any preliminary prospectus or any Prospectus (or any amendment or supplement thereto) will be set forth in a letter to the Company from NMS. The indemnity agreement set forth in this Section shall be in addition to any liabilities that NMS and BAS may otherwise have.
     (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof, but the omission so

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to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.
     (d) Settlements. The indemnifying party under this Section shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by clause (a) and (b) above effected without its written consent if (i) such settlement is entered into more than forty-

16

five days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by clause (a) and (b) above effected without its consent if such indemnifying party (iv) reimburses such indemnified party in accordance with such request to the extent it determines in good faith such request to be reasonable and (v) provides written notice to the indemnified party substantiating in reasonable detail the unpaid balance as unreasonable, in each case prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.
     SECTION 6. Contribution.
     (a) If the indemnification provided for in Section 5 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the BAS Indemnified Parties, on the other hand, from the transactions contemplated by this Agreement and the Note Purchase Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the BAS Indemnified Parties, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the BAS Indemnified Parties, on the other hand, in connection with the transactions contemplated by this Agreement and the Note Purchase Agreement shall be deemed to be, respectively, the aggregate principal amount of the Notes and the total discounts and placement fees received by the BAS Indemnified Parties in connection herewith and therewith (which discounts and fees the parties acknowledge to be zero). The relative fault of the

17

Company, on the one hand, and the BAS Indemnified Parties, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the BAS Indemnified Parties, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (b) The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 5(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 5(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 6; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 5(c) for purposes of indemnification.
     (c) The Company and the BAS Indemnified Parties agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the BAS Indemnified Parties were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6.
     (d) Notwithstanding the provisions of this Section 6, no BAS Indemnified Party shall be required to contribute any amount in excess of the amount by which the total aggregate proceeds received by NMS from the transactions contemplated hereby exceeds the amount of any damages that NMS has otherwise been required to pay in connection herewith. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(d), each director, officer and employee of a BAS Indemnified Party and each person, if any, who controls a BAS Indemnified Party within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such BAS Indemnified Party and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.
     SECTION 7. Governing Law.
     THIS AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW RULES THEREOF.

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     SECTION 8. Assignment and Transfer; Successors and Assigns
     The rights and duties under this Agreement may not be assigned or transferred by either party hereto without the prior written consent of the other party hereto; provided that if any transferee of any Holder shall acquire Exchange Shares, in any manner, whether by operation of law or otherwise (other than transferees that have acquired the Exchange Shares pursuant to the Registration Statement or Rule 144 under the Securities Act) such transferee shall be a Holder hereunder and such Exchange Shares shall be entitled to the benefits of this Agreement.
     SECTION 9. Third Party Beneficiaries.
     The Holders shall be third party beneficiaries to the agreements made hereunder by the Company, and shall have the right to enforce such agreements directly.
     SECTION 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to each of NMS and BAS shall be given to it at 9 West 57th Street, 40th Floor, New York, NY 10019; Telecopy No. 212-847-5124; Attention: Glen Rae. Notices to Financial shall be given to it at 5205 North O’Connor Blvd., Irving, TX 75039; Telecopy No. 972-831-6368; Attention: John Cassil, President. Notices to the Company shall be given to it at 300 First Stamford Place, Stamford, Connecticut, 06902; Telephone No. 203-977-8000; Attention: Donald L. Smith, General Counsel.

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Please confirm your agreement to the foregoing by signing and returning to us the enclosed duplicate of this Agreement.

Very truly yours, NMS SERVICES (CAYMAN) INC.
By:	/s/ Eric P. Hambleton
	Name:	Eric P. Hambleton
	Title:	Authorized Signatory

BANC OF AMERICA SECURITIES LLC
By:	/s/ Robert Kevin Beauregard
	Name:	Robert Kevin Beauregard
	Title:	Managing Director

Acknowledged and agreed to as of the date first above written, ODYSSEY RE HOLDINGS CORP.
By:	/s/ Charles D. Troiano
	Name:	Charles D. Troiano
	Title:	Executive Vice President & Chief Financial Officer

By:	/s/ Donald L. Smith
	Name:	Donald L. Smith
	Title:	Senior Vice President

Annex A
Equity Representations
     (a) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the resale contemplated by this Agreement, except for such rights as have been duly disclosed in any SEC Filing.
     (b) No Material Adverse Change. Except as otherwise disclosed in the most recent applicable SEC Filings, subsequent to the respective dates as of which information is given in the SEC Filings: (i) there has been no Material Adverse Change; (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made (other than ordinary cash dividends on the Company’s Common Stock that the Company has announced publicly) by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.
     (c) Independent Accountants. PricewaterhouseCoopers LLP, who has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the most recent applicable SEC Filings, is an independent public or certified public accountant as required by the Securities Act.
     (d) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the most recent applicable SEC Filings together with the related notes present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules, if any, included as exhibits to the SEC Filings present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the SEC Filings.
     (e) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the SEC Filings, except where failure to so own and operate any property or conduct any business would not result in a Material Adverse Change, and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.
     (f) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the most recent applicable SEC Filings. The Common Stock conforms in all material respects to the description thereof contained in the SEC Filings. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the SEC Filings. The description of the Company’s stock option, stock bonus and other employee incentive plans or arrangements, and the options or other rights granted thereunder, set forth in the SEC Filings accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.
     (g) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its certificate of incorporation or by laws or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the certificate of incorporation or by laws of the Company or any subsidiary, (ii) are within the Company’s corporate powers, (iii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iv) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary, except for any violations which would not, individually or in the aggregate, result in a Material Adverse Change. Assuming compliance by NMS and BAS with the terms and conditions contained in the Note Purchase Agreement, no consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, except such as (i) are contemplated by this Agreement under the Securities Act or (ii) have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NASD.
     (h) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) to the best of the Company’s knowledge, which has as the subject thereof any officer or director of, or property owned by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) such action, suit or proceeding could reasonably be expected to be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or would reasonably be expected to adversely affect the consummation of the transactions contemplated by this Agreement. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company’s knowledge, is threatened or imminent, which might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.
     (i) Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the

Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.
     (j) All Necessary Licenses. Each of Odyssey America Reinsurance Corporation, Clearwater Insurance Company, Hudson Insurance Company, Newline Syndicate 1218 and Hudson Specialty Insurance Company (each an “Insurance Subsidiary”, collectively the “Insurance Subsidiaries”) is duly licensed to conduct an insurance or a reinsurance business, as the case may be, under the insurance statutes of each jurisdiction in which the conduct of its business requires such licensing, except for such jurisdictions in which the failure of the Insurance Subsidiaries to be so licensed would not, individually or in the aggregate, result in a Material Adverse Change. The Insurance Subsidiaries have made all required filings under applicable insurance statutes in each jurisdiction where such filings are required, except for such jurisdictions in which the failure to make such filings would not, individually or in the aggregate, result in a Material Adverse Change. Each of the Insurance Subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications of and from all insurance regulatory authorities necessary to conduct their respective businesses as described in the SEC Filings, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications would not, individually or in the aggregate, result in a Material Adverse Change, and the Company and each of its Insurance Subsidiaries has not received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is required to be obtained by the Company and each of its Insurance Subsidiaries in any case where it could be reasonably expected that (x) the Company and each of its Insurance Subsidiaries would be required either to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification or to cease or otherwise limit the writing of certain business and (y) the failure to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification or the limiting of the writing of such business would result in a Material Adverse Change; and no insurance regulatory authority having jurisdiction over the Company or any of its Insurance Subsidiaries has issued any order or decree impairing, restricting or prohibiting (i) the payment of dividends by any of the Insurance Subsidiaries to its parent, other than those restrictions applicable to insurance or reinsurance companies generally, or (ii) the continuation of the business of the Company or any of the Insurance Subsidiaries in all material respects as presently conducted.
     (k) Title to Properties. Except as otherwise disclosed in the SEC Filings, the Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned by each of them in the SEC Filings, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as do not result in a Material Adverse Change.
     (l) Tax Law Compliance. The Company and its consolidated subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns, other than those which would not, individually or in the aggregate, result in a Material Adverse Change, and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except assessments against which appeals have been or will be promptly taken in good faith or as to which adequate reserves have been provided. Adequate charges, accruals and reserves have been made in the applicable financial statements referred to in clause (d) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.
     (m) Company Not an “Investment Company”. The Company is not required to register as an “investment company” under the Investment Company Act of 1940, as amended.
     (n) Company’s Accounting System. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (o) ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (within the meaning of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”)) established or maintained by the Company, its subsidiaries and their “ERISA Affiliates” (as defined below) are in compliance with ERISA and the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”), except such as will not, individually or in the aggregate, result in a Material Adverse Change. “ERISA Affiliate” means, with respect to the Company and a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such subsidiary is a member. No

“reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” for which the Company, its subsidiaries or any of their ERISA Affiliates would have any liability, which might reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change. No “employee benefit plan” for which the Company, its subsidiaries or any of their ERISA Affiliates would have any liability, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA) which might reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change. Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code, which might reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change. Each “employee benefit plan” established or maintained by the Company, its subsidiaries and any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification, which might reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change. No event or series of events of the nature described in this Section 1(p) has occurred or is reasonably expected to occur for which the Company, its subsidiaries or any of their ERISA Affiliates would have any liability which might reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change.

Annex B
Registration Representations
     (a) Each Registration Statement has been declared effective by the Commission under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of any Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.
     (b) Each preliminary prospectus and each Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to the Commission’s Electronic Data Gathering And Retrieval system, was (except as may be permitted by Regulation S-T under the Securities Act) identical to the copy thereof delivered pursuant to this Agreement. Each Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each Prospectus, as amended or supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from any Registration Statement or any post-effective amendment thereto or any Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information relating to any Holder furnished to the Company in writing by such Holder or BAS expressly for use therein. There are no contracts or other documents required to be described in any Prospectus or to be filed as exhibits to any Registration Statement that have not been described or filed as required. The documents incorporated or deemed to be incorporated by reference in any Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and, when read together with the other information in such Prospectus, at the time any Registration Statement and any amendments thereto become effective and on each Relevant Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

B-1

     (c) The Company has delivered to NMS and BAS one complete copy of each Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of such Registration Statement (without exhibits) and preliminary prospectuses and the related Prospectus, as amended or supplemented, in such quantities and at such places as NMS and BAS have reasonably requested.
     (d) The Company has not distributed and will not distribute, during any Effectiveness Period, any offering material relating to the Common Stock other than a Prospectus (or related preliminary prospectus) or a Registration Statement; provided, however, that this representation relates only to offering material relating to the resale of the Exchange Shares contemplated by this Agreement, and not to any other offering material relating to the Common Stock.

B-2

EXHIBIT A-1
     Opinion of Shearman & Sterling LLP, counsel for the Company, to be delivered pursuant to Section 4(b)(ii)(D) of the Registration Rights Agreement.
     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.
     (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the most recent applicable SEC Filings and to enter into and perform its obligations under the Registration Rights Agreement.
     (iii) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company.
     (iv) The Registration Statement has been declared effective by the Commission under the Securities Act. To the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission.
     (v) The statements in the Prospectus under the caption “Description of Common Stock”, insofar as such statements constitute matters of law, summaries of legal matters, the Company’s certificate of incorporation or by-law provisions, documents, legal proceedings or legal conclusions, fairly present and summarize, in all material respects, the matters referred to therein.
     (vi) Based upon such counsel’s review of the New York State statutes, rules or regulations, the Delaware General Corporation Law and the relevant United States federal laws (the “Requirements of Law”) which in such counsel’s experience are normally applicable to transactions of the type provided for in the Registration Rights Agreement, but without having made any special investigation concerning any other Requirements of Law, no consent, approval or authorization is required for the Company’s execution, delivery and performance of the Registration Rights Agreement and consummation of the transactions contemplated thereby and by the Prospectus, except as required under the Securities Act and applicable state securities or blue sky laws.
     (vii) The Company is not required to register as an investment company under the Investment Company Act of 1940, as amended.
     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware, the laws of the State New York or the federal law of the United States, to the extent they deem proper and specified in

A-1-1

such opinion, upon the opinion (which shall be satisfactory in form and substance to NMS and BAS, shall expressly state that NMS and BAS may rely on such opinion as if it were addressed to them and shall be furnished to NMS and BAS) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for NMS or BAS; provided, however, that such counsel shall further state that they believe that they and NMS or BAS are justified in relying upon such opinion of other counsel, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.
     In addition, such counsel shall state the following in a letter delivered simultaneously with its opinion:
     Such counsel has examined the Registration Rights Agreement and the originals, or copies identified to their satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as such counsel deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In their examinations, such counsel has assumed the genuineness of all signatures, the authenticity of all documents submitted to them as originals and the conformity with the originals of all documents submitted to them as copies. In rendering the opinions expressed below, such counsel has relied as to factual matters, to the extent such counsel deemed proper, upon the representations and warranties of the Company contained in or made pursuant to the Registration Rights Agreement, certificates of officers of the Company and certificates of public officials. Such counsel has also reviewed and participated in discussions concerning the preparation of the Registration Statement and the Prospectus (in each case other than the documents incorporated by reference therein) with certain officers or employees of the Company and its auditors. The limitations inherent in the independent verification of factual matters and in the role of outside counsel are such, however, that such counsel cannot and does not assume any responsibility for the accuracy, completeness or fairness of any of the statements made in the Registration Statement and the Prospectus, except as set forth in paragraph (vii) of such counsel’s opinion letter addressed to you, dated the date hereof.
     Subject to the limitations set forth in the immediately preceding paragraph, such counsel advises you that, on the basis of the information such counsel gained in the course of performing the services referred to above, (i) in such counsel’s opinion, the Registration Statement and the Prospectus (other than the financial statements, related schedules and other financial or statistical data included therein or omitted therefrom, as to which such counsel has not been requested to comment) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; and (ii) no facts came to such counsel’s attention which gave them reason to believe that (a) the Registration

A-1-2

Statement (other than the financial statements, related schedules and other financial or statistical data included therein or omitted therefrom, as to which such counsel has not been requested to comment) at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) the Prospectus (other than the financial statements, related schedules and other financial or statistical data included therein or omitted therefrom, as to which such counsel has not been requested to comment), as of its date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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EXHIBIT A-2
     Opinion of Donald L. Smith, Esq., General Counsel for the Company, to be delivered pursuant to Section 4(b)(ii)(D) of the Registration Rights Agreement.
     (i) The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Connecticut and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions (other than the State of Connecticut) where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.
     (ii) Each significant subsidiary of the Company (as defined in Rule 405 under the Securities Act) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the most recent applicable SEC Filings and, to the best knowledge of such counsel, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.
     (iii) All of the issued and outstanding capital stock of each such significant subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or, to the best knowledge of such counsel, any pending or threatened claim.
     (iv) The authorized, issued and outstanding capital stock of the Company conforms to the descriptions thereof set forth in the most recent applicable SEC Filings. All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and, to the best of such counsel’s knowledge, have been issued in compliance with the registration and qualification requirements of federal and state securities laws. The form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable requirements of the certificate of incorporation and by-laws of the Company and the General Corporation Law of the State of Delaware. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the most recent applicable SEC Filings accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

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     (v) Except as described in the most recent applicable SEC Filings, no stockholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising (i) by operation of the certificate of incorporation or by-laws of the Company or the General Corporation Law of the State of Delaware or (ii) to the best knowledge of such counsel, otherwise.
     (vi) To the best knowledge of such counsel, there are no legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed in the most recent applicable SEC Filings.
     (vii) Each of Odyssey America Reinsurance Corporation, Clearwater Insurance Company, Hudson Insurance Company, Newline Syndicate 1218 and Hudson Specialty Insurance Company (each an “Insurance Subsidiary”, collectively the “Insurance Subsidiaries”) is duly licensed to conduct an insurance or a reinsurance business, as the case may be, under the insurance statutes of each jurisdiction in which the conduct of its business requires such licensing, except for such jurisdictions in which the failure of the Insurance Subsidiaries to be so licensed would not, individually or in the aggregate, result in a Material Adverse Change (as defined in the Registration Rights Agreement). The Insurance Subsidiaries have made all required filings under applicable insurance statutes in each jurisdiction where such filings are required, except for such jurisdictions in which the failure to make such filings would not, individually or in the aggregate, result in a Material Adverse Change. Each of the Insurance Subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications of and from all insurance regulatory authorities necessary to conduct their respective businesses as described in the most recent applicable SEC Filings, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications would not, individually or in the aggregate, result in a Material Adverse Change, and the Company and each of its Insurance Subsidiaries has not received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is required to be obtained by the Company and each of its Insurance Subsidiaries in any case where it could be reasonably expected that (x) the Company and each of its Insurance Subsidiaries would be required either to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification or to cease or otherwise limit the writing of certain business and (y) the failure to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification or the limiting of the writing of such business would result in a Material Adverse Change; and no insurance regulatory authority having jurisdiction over the Company or any of its Insurance Subsidiaries has issued any order or decree impairing, restricting or prohibiting (i) the payment of dividends by any of the Insurance Subsidiaries to

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its parent or (ii) the continuation of the business of the Company or any of the Insurance Subsidiaries in all material respects as presently conducted.
     (viii) The descriptions in the most recent applicable SEC Filings of U.S. insurance statutes and regulations are accurate in all material respects and fairly summarize in all material respects the information required to be shown and such counsel does not know of any U.S. insurance statutes or regulations required to be described in the most recent applicable SEC Filings that are not described as required.
     (ix) The execution and delivery of the Registration Rights Agreement by the Company and the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification or contribution sections of the Registration Rights Agreement, as to which no opinion need be rendered) (i) have been duly authorized by all necessary corporate action on the part of the Company; (ii) will not result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or any subsidiary, (iii) to the best knowledge of such counsel, will not constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change; and (iv) to the best knowledge of such counsel, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary.
     (x) Except as disclosed in the most recent applicable SEC Filings, to the best knowledge of such counsel, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by the Registration Rights Agreement, except for such rights as have been duly waived.
     (xi) To the best knowledge of such counsel, neither the Company nor any subsidiary is in violation of its certificate of incorporation or by laws or any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary or is in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any material Existing Instrument, except in each such case for such violations or Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.
     (xii) To the best knowledge of such counsel, there are no Existing Instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto; and the descriptions thereof and references thereto are correct in all material respects.

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     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware, the laws of the State New York or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be satisfactory in form and substance to NMS and BAS, shall expressly state that NMS and BAS may rely on such opinion as if it were addressed to them and shall be furnished to NMS and BAS) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for NMS or BAS; provided, however, that such counsel shall further state that they believe that they and NMS or BAS are justified in relying upon such opinion of other counsel, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.
     In addition, such counsel shall state the following in a letter delivered simultaneously with his opinion:
     Such counsel has examined the Registration Rights Agreement and the originals, or copies identified to his satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as such counsel deemed necessary as a basis for the statements hereinafter expressed. In his examinations, such counsel has assumed the genuineness of all signatures, the authenticity of all documents submitted to him as originals and the conformity with the originals of all documents submitted to him as copies. In rendering the statements expressed below, such counsel has relied as to factual matters, to the extent such counsel deemed proper, upon the representations and warranties of the Company contained in or made pursuant to the Registration Rights Agreement, certificates of officers of the Company and certificates of public officials. Such counsel has also reviewed and participated in discussions concerning the preparation of the Registration Statement and the Prospectus (in each case other than the documents incorporated by reference therein) with certain officers or employees of the Company and its auditors. The limitations inherent in the independent verification of factual matters and in the role of general counsel are such, however, that such counsel cannot and does not assume any responsibility for the accuracy, completeness or fairness of any of the statements made in the Registration Statement and the Prospectus, except as set forth in paragraph (viii) of such counsel’s opinion letter addressed to you, dated the date hereof.
     Subject to the limitations set forth in the immediately preceding paragraph, such counsel advises you that, on the basis of the information such counsel gained in the course of performing the services referred to above, (i) in such counsel’s opinion, the Registration Statement and the Prospectus (other than the financial statements, related schedules and other financial or statistical data included therein or omitted therefrom, as to which such counsel has not been requested to comment) appear on their face to be appropriately responsive in all

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material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; and (ii) no facts came to such counsel’s attention which gave him reason to believe that (a) the Registration Statement (other than the financial statements, related schedules and other financial or statistical data included therein or omitted therefrom, as to which such counsel has not been requested to comment) at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) the Prospectus (other than the financial statements, related schedules and other financial or statistical data included therein or omitted therefrom, as to which such counsel has not been requested to comment), as of its date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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